SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                               AMENDMENT NO. 1 TO
                                    FORM 8-K

                                 CURRENT REPORT


                      Pursuant to Section 13 of 15(d) of the
                         Securities Exchange Act of 1934


                               March 31, 2007
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)


                             American TonerServ Corp.
               ----------------------------------------------------
               Exact name of Registrant as Specified in its Charter


         Delaware                 333-120688             33-0686105
---------------------------   -----------------  ---------------------------
State or Other Jurisdiction    Commission File   IRS Employer Identification
     of Incorporation              Number                  Number


         475 Aviation Boulevard, Suite 100, Santa Rosa, California 95403
         ---------------------------------------------------------------
           Address of Principal Executive Offices, Including Zip Code


                                 (800) 736-3515
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of businesses acquired.

     The following financial statements of Optima Technologies, L.L.C. are filed herewith:
                                                                  Page
                                                                  -----

   Independent Auditors' Report .................................  F-1

   Consolidated Financial Statements - December 31, 2006 and 2005:
     Consolidated Balance Sheets ................................  F-2
     Consolidated Statements of Operations and Member's Equity ..  F-3
     Consolidated Statements of Cash Flows ......................  F-4
     Notes to Consolidated Financial Statement ..................  F-5-F-10

   Supplemental Information:
     Consolidating Balance Sheets ...............................  F-12
     Consolidating Statement of Operations and Member's Equity .. F-13 Unaudited Consolidated Balance Sheets for the Quarter
      Ended March 31, 2007 ......................................  F-14
     Unaudited Consolidated Statements of Operations and
      Member's Equity for the Quarter Ended March 31, 2007 ......  F-15
     Unaudited Consolidated Statements of Cash Flows for the
      Quarter Ended March 31, 2007 ..............................  F-16
     Notes to Unaudited Consolidated Financial Statement for
      the Quarter Ended March 31, 2007 ..........................  F-17-F-22

   Supplemental Information:
     Unaudited Consolidated Financial Statements for the
      Quarter Ended March 31, 2007 ..............................  F-24
     Unaudited Consolidating Balance Sheets for the Quarter
      Ended March 31, 2007 ......................................  F-25
     Unaudited Consolidating Statement of Operations and
      Member's Equity for the Quarter Ended March 31, 2007 ......  F-26

(b) Pro forma financial information.

     The following pro forma financial information related to the acquisition of the assets of Optima Technologies, L.L.C. is filed herewith:

                                                                  Page
                                                                  -----
   Unaudited Pro Forma Combined Condensed Statement of
    Operations For the Year Ended December 31, 2006 .............  F-27
   Unaudited Pro Forma Combined Condensed Balance Sheet
    March 31, 2007 ..............................................  F-28
   Unaudited Pro Forma Combined Condensed Statement of
    Operations For the Quarter Ended March 31, 2007 .............  F-29
   Notes to Unaudited Pro Forma Combined Condensed Financial
    Statements ..................................................  F-30-F-32

                                      2



(c) Exhibits.

The exhibits identified below are filed as part of this report:

2.1 Asset Purchase Agreement dated as of April 1, 2007, Among Optima Technologies, LLC, a Delaware limited liability company, American TonerServ Corp., a Delaware corporation, Optima Technologies, L.L.C., a Nevada limited liability company ("seller"), and Steven R. Jensen.*

10.1  Secured Promissory Note to Optima Technologies, L.L.C.*

10.2  Contingent Promissory Note to Optima Technologies, L.L.C.*

10.3  Convertible Promissory Note to Optima Technologies, L.L.C.*

10.4  Management Agreement with Optima Technologies, L.L.C. and Steven R.
      Jensen.*

10.5  Management Agreement with Axon Technologies, Inc.*

---------------------------
*  Previously filed.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   AMERICAN TONERSERV CORP.



Dated: June 15, 2007               By: /s/ Daniel J. Brinker
                                       Daniel J. Brinker
                                       President















                                     3



                        Independent Auditors' Report


To the Member and Board of Directors
Optima Technologies, LLC and Subsidiary:

We have audited the accompanying consolidated balance sheets of Optima Technologies, LLC and Subsidiary (the Company) as of December 31, 2006 and 2005 and the related consolidated statements of operations and member's equity, and cash flows for the years then ended. The consolidated financial statements referred to above are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform our audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Optima Technologies, LLC and Subsidiary as of December 31, 2006 and 2005 and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Our audits were made for the purpose of forming an opinion on the consolidated financial statements taken as a whole. The supplemental information included in the combining balance sheet and statement of operations and member's equity as of and for the year ended December 31, 2006, is presented for the purpose of additional analysis of the consolidated financial statements rather than to present the financial position and results of operations of the individual companies. The supplemental information has been subjected to the auditing procedures applied in the audits of the consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the consolidated financial statements taken as a whole.



/s/ Kirland, Russ, Murphy & Tapp, P.A.

April 20, 2007





                                    F-1


                   OPTIMA TECHNOLOGIES, LLC AND SUBSIDIARY

                         Consolidated Balance Sheets

                         December 31, 2006 and 2005

          Assets

                                                      2006           2005
                                                   ----------     ----------
Current assets:
  Cash and cash equivalents                        $   27,344     $   31,259
  Accounts receivable, net                            964,577        954,820
  Due from related parties                          1,335,964      1,181,231
  Inventory, net                                    1,541,199      1,297,929
  Prepaid expenses and other current assets            13,181          7,264
                                                   ----------     ----------
     Total current assets                           3,882,265      3,472,503

Property and equipment, net                           342,187        385,813
                                                   ----------     ----------
     Total assets                                  $4,224,452     $3,858,316
                                                   ==========     ==========

          Liabilities and Member's Equity

Current liabilities:
  Accounts payable and accrued expenses            $  770,669     $  896,535
  Due to related parties                               67,302         72,366
  Notes payable, current portion                      150,397        130,802
  Revolving line of credit                          1,045,669        995,841
                                                   ----------     ----------
     Total current liabilities                      2,034,037      2,095,544

Notes payable, less current portion                 1,416,834      1,343,172
                                                   ----------     ----------
     Total liabilities                              3,450,871      3,438,716

Member's equity                                       773,581        419,600
                                                   ----------     ----------

     Total liabilities and member's equity         $4,224,452     $3,858,316
                                                   ==========     ==========


See accompanying independent auditors' report and notes to consolidated financial statements.






                                     F-2


                   OPTIMA TECHNOLOGIES, LLC AND SUBSIDIARY

         Consolidated Statements of Operations and Member's Equity

                         December 31, 2006 and 2005


                                                      2006           2005
                                                   ----------     ----------

Revenue:
  Product                                          $4,642,202     $3,327,794
  Service                                           3,237,356      2,571,464
                                                   ----------     ----------
     Total revenue                                  7,879,558      5,899,258

Cost of sales                                       5,032,195      3,811,415
                                                   ----------     ----------
     Gross profit                                   2,847,363      2,087,843
                                                   ----------     ----------
Operating expenses:
  Selling, general and administrative expenses      2,344,577      2,182,439
                                                   ----------     ----------
     Income (loss) from operations                    502,786        (94,596)

Other income (expense):
  Interest expense                                   (146,464)      (104,486)
  Gain (loss) on disposal of property and
    equipment                                          (2,341)         9,000
                                                   ----------     ----------
     Total other expense, net                        (148,805)       (95,486)
                                                   ----------     ----------
     Net income (loss)                                353,981       (190,082)

Member's equity, beginning of the year                419,600        609,682
                                                   ----------     ----------
Member's equity, end of the year                   $  773,581     $  419,600
                                                   ==========     ==========


See accompanying independent auditors' report and notes to consolidated financial statements.











                                    F-3


                   OPTIMA TECHNOLOGIES, LLC AND SUBSIDIARY

                    Consolidated Statements of Cash Flows

                          December 31, 2006 and 2005



                                                             2006           2005
                                                          ----------     ----------
Cash flows from operating activities:
  Net income (loss)                                       $  353,981     $ (190,082)
  Adjustments to reconcile net income (loss) to net
    cash provided by (used in) operating activities:
      Depreciation and amortization                           78,129        132,239
      Loss (gain) on disposal of property and equipment        2,341         (9,000)
      Changes in operating assets and liabilities:
        Accounts receivable, net                              (9,757)       (81,739)
        Inventory, net                                      (243,270)      (166,197)
        Prepaid expenses and other current assets             (5,917)         3,871
        Accounts payable and accrued expenses               (125,866)       185,557
                                                          ----------     ----------
          Net cash provided by (used in) operating
            activities                                        49,641       (125,351)
                                                          ----------     ----------

Cash flows from investing activities:
  Net advances to related parties                           (159,797)      (322,699)
  Proceeds from sale of property and equipment                  -            14,423
  Additions to property and equipment                        (36,844)      (149,334)
                                                          ----------     ----------
          Net cash used in investing activities             (196,641)      (457,610)
                                                          ----------     ----------
Cash flows from financing activities:
  Net proceeds from revolving line of credit                  49,828        108,841
  Proceeds from issuance of notes payable                    213,154        587,471
  Payments on notes payable                                 (119,897)      (102,386)
                                                          ----------     ----------
          Net cash provided by financing activities          143,085        593,926
                                                          ----------     ----------
Net (decrease) increase in cash and cash equivalents          (3,915)        10,965

Cash and cash equivalents, beginning of year                  31,259         20,294
                                                          ----------     ----------
Cash and cash equivalents, end of year                    $   27,344     $   31,259
                                                          ==========     ==========
Supplemental cash flow disclosure information:
  Interest paid                                           $  146,464     $  104,486
                                                          ==========     ==========



See accompanying independent auditors' report and notes to consolidated financial statements.
                                     F-4


                   OPTIMA TECHNOLOGIES, LLC AND SUBSIDIARY
                  Notes to Consolidated Financial Statements
                         December 31, 2006 and 2005

(1)  Summary of Significant Accounting Policies

(a)  Organization and Basis of Presentation

The consolidated financial statements include the operations and accounts of Optima Technologies, LLC (Optima), and its wholly-owned subsidiary, Optima HVAC, LLC (HVAC) (together the Company). All intercompany accounts and transactions have been eliminated.

Optima is incorporated under the laws of the State of Nevada. The Company was formerly known as Superior Imaging Products, Inc. d/b/a Optima Technologies, Corporation (Superior Imaging) and was incorporated in 1994, under the laws of the State of Florida. In January 2000, Superior Imaging merged into Optima with Optima becoming the surviving entity of the merger. Optima manufactures, remanufactures and distributes toner cartridges and provides printer maintenance and repair services. Optima maintains offices in Florida.

HVAC is a limited liability company, organized under the laws of the State of Florida on November 5, 2003, that distributes heating and air conditioning equipment. HVAC has partnered with Heil Heating and Cooling Products to be one of their exclusive Florida distributors.

(b)  Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

(c)  Cash and Cash Equivalents

For the purposes of reporting cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of 90 days or less to be cash equivalents. At times, such investments may be in excess of the Federal Deposit Insurance Corporation (FDIC) insurance limit.

(d)  Allowance for Doubtful Accounts

Management provides for an allowance for doubtful customer accounts, on a specifically identified basis, as well as through historical experience applied to an aging of accounts. Accounts receivable are written off when deemed uncollectible.


                                     F-5



                   OPTIMA TECHNOLOGIES, LLC AND SUBSIDIARY
             Notes to Consolidated Financial Statements - Continued
                         December 31, 2006 and 2005

(1)  Summary of Significant Accounting Policies - Continued

(e)  Inventory

Inventory consists primarily of toner cartridges, service parts and heating and air conditioning equipment and is stated at the lower of cost or market determined by the first-in, first-out (FIFO) method.

(f)  Property and Equipment

Property and equipment are stated at cost. Expenditures for repairs and maintenance are expensed as incurred. Depreciation is calculated using the straight-line method over the useful lives of the assets. Leasehold improvements are amortized over the lesser of the lease term or estimated useful life of the improvements.

(g)  Revenue and Cost Recognition

The Company generates revenue from manufacturing, remanufacturing, distribution, and servicing of components related to laser printers, inkjets and computer systems. The Company also generates revenue from sales of heating and air conditioning equipment.

Manufacturing and distribution revenue is recognized upon delivery of the products when there is persuasive evidence of an arrangement, the fee is fixed or determinable and collection of the fee is probable. Generally, these criteria are met at the time the product is shipped.

Contract revenue is deferred and recognized ratably over the term of the maintenance arrangement, which is typically one year.

Service revenues are recognized as repairs are performed.

(h)  Income Taxes

Effective November 24, 1999, the Company elected to be treated as an S corporation. As a result, income and losses of the Company are passed through to its member for federal income tax purposes. Accordingly, the accompanying consolidated financial statements do not include a provision for income taxes.

(i)  Variable Interest Entities

(FIN 46(R)), Consolidation of Variable Interest Entities, requires that if an enterprise is the primary beneficiary of a variable interest entity, the assets, liabilities, and results of operations of the variable interest entity should be included in the consolidated financial statements of the enterprise. FIN 46(R) also requires certain disclosures of variable interest entities when an enterprise is not the primary beneficiary. The Company has determined that there are no variable interest entities for which the Company is the primary beneficiary. Accordingly, adjustments and disclosures that are required under FIN 46(R) have no impact to the accompanying consolidated financial statements.


                                   F-6


                   OPTIMA TECHNOLOGIES, LLC AND SUBSIDIARY
            Notes to Consolidated Financial Statements - Continued
                         December 31, 2006 and 2005

(2)  Advertising Costs

Advertising costs are expensed as incurred. Advertising expense for the years ended December 31, 2006 and 2005 was approximately $37,000 and $34,000, respectively.

(3)  Accounts Receivable, Net

Accounts receivable, net consists of the following as of December 31, 2006 and 2005:

                                                      2006           2005
                                                   ----------     ----------
     Accounts receivable, net                      $1,005,577     $  989,820
     Allowance for doubtful accounts                  (41,000)       (35,000)
                                                   ----------     ----------
       Accounts receivable, net                    $  964,577     $  954,820
                                                   ==========     ==========

(4)  Inventory, Net

Inventory, net consists of the following as of December 31, 2006 and 2005:

                                                      2006           2005
                                                   ----------     ----------
     Inventory                                     $1,591,199     $1,347,929
     Allowance for obsolete inventory                 (50,000)       (50,000)
                                                   ----------     ----------
       Inventory, net                              $1,541,199     $1,297,929
                                                   ==========     ==========

(5)  Property and Equipment, Net

Property and equipment, net consists of the following at December 31, 2006 and 2005:

                                                      2006           2005
                                                   ----------     ----------
     Leasehold improvements                        $  128,039     $  128,039
     Furniture and fixtures                            85,633         81,794
     Vehicles                                         539,624        553,926
     Equipment                                        495,134        466,860
     Other property and equipment                      53,959         53,959
                                                   ----------     ----------
                                                    1,302,389      1,284,578
     Less accumulated depreciation and
      amortization                                   (960,202)      (898,765)
                                                   ----------     ----------
          Property and equipment, net              $  342,187     $  385,813
                                                   ==========     ==========

Depreciation and amortization expense for the years ended December 31, 2006 and 2005 totaled $78,129 and $132,239, respectively.

                                    F-7


                   OPTIMA TECHNOLOGIES, LLC AND SUBSIDIARY
             Notes to Consolidated Financial Statements - Continued
                         December 31, 2006 and 2005

(6)  Notes Payable

Notes payable consists of the following at December 31, 2006 and 2005:

                                                      2006           2005
                                                   ----------     ----------
Note payable, monthly principal and interest
 payments of $3,195 at 4% per annum, with a
 maturity date of February 20, 2033, secured
 by real estate properties owned by a related
 party.                                            $  611,572     $  624,808

Note payable, monthly principal and interest
 payments of $1,764 at 2.9% per annum, with a
 maturity date of June 21, 2035, secured by
 real estate properties owned by a related party.     409,497        416,800

Note payable, monthly principal and interest
 payments of $403 at 2.9% per annum, with a
 maturity date of June 21, 2035, secured by
 real estate properties owned by a related party.      93,420         95,100

Unsecured note payable, monthly principal of
 $89,063 plus interest at 2.75% over the
 applicable LIBOR rate (8.08% at December 31,
 2006), due December 27, 2010.                        356,252        218,750

Various notes payable, monthly principal and
 interest payments totaling $3,702 at rates
 ranging from 5.99% to 7.99% per annum, due
 at with various maturity dates through
 October 2010, secured by purchased vehicles.          96,490        118,516
                                                   ----------     ----------
                                                    1,567,231      1,473,974

     Less current portion                            (150,397)      (130,802)
                                                   ----------     ----------
                                                   $1,416,834     $1,343,172
                                                   ==========     ==========












                                     F-8



                   OPTIMA TECHNOLOGIES, LLC AND SUBSIDIARY
             Notes to Consolidated Financial Statements - Continued
                         December 31, 2006 and 2005

(6)  Notes Payable - Continued

At December 31, 2006, the Company's notes payable are scheduled to mature as follows:

           Year Ending
           December 31,              Amount
           ------------             --------

              2007                  $150,397
              2008                   147,017
              2009                   134,721
              2010                   124,756
              2011                    28,439
            Thereafter               981,901
                                    ========

(7)  Line of Credit

During 2006, the Company renegotiated its revolving line of credit (the Line) which increased the Line from $1,100,000 to $1,200,000. Interest is payable monthly at 2.75% plus one-month LIBOR (8.08% and 7.14% as of December 31, 2006 and 2005, respectively). The Line is collateralized by all assets of the Company and matures on October 31, 2007. The outstanding borrowings were $1,045,669 and $995,841 as of December 31, 2006 and 2005, respectively. The Line is subject to certain debt covenants. As of December 31, 2006, the Company was in compliance or had obtained waivers for all debt covenants.

(8)  Related Party Transactions

The Company had balances due from affiliated entities totaling $1,335,964 and $1,181,231 as of December 31, 2006 and 2005. The Company had balances due to affiliated entities of $67,302 and $72,366 as of December 31, 2006 and 2005, respectively. These balances, which are non-interest bearing, are due upon demand.

(9)  Operating Lease

The Company is presently leasing office space in Orlando, Florida under an operating lease agreement. The Company exercised its option to extend the lease for a two-year period through July 2008 with an option to extend for an additional two years.

Minimum future rental payments under the operating lease as of December 31, 2006 are as follows:

                    2007       $  30,000
                    2008          17,500
                               ---------
                               $  47,500
                               =========

                                     F-9


                   OPTIMA TECHNOLOGIES, LLC AND SUBSIDIARY
             Notes to Consolidated Financial Statements - Continued
                         December 31, 2006 and 2005

(10) Employee Benefit Plan

The Company maintains a salary deferral 401(k) plan. Employees are eligible for enrollment in the plan after one year of service and attainment of age
21. There were no employer contributions to the plan for the years ended December 31, 2005 and 2006.

(11) Subsequent Event

On April 1, 2007, Optima sold its retail cartridge and service business, including its service vehicles, to American TonerServ, Corp. The purchase price was $2,550,000 plus the aggregate book value of the related vehicle loans assumed by American TonerServ, Corp.
































                                     F-10





























                           SUPPLEMENTAL INFORMATION


























                                      F-11



                   OPTIMA TECHNOLOGIES, LLC AND SUBSIDIARY
                        Consolidating Balance Sheet
                          As of December 31, 2006



     Assets

                                                                          Elimi-         Consoli-
                                    Optima       HVAC         Total       nations       dated Total
                                  ----------   ---------    ---------    ----------     -----------
Current assets:
 Cash and cash equivalents        $   17,291      10,053       27,344          -           27,344
 Accounts receivable, net            743,144     221,433      964,577          -          964,577
 Due from related parties          2,397,187      89,861    2,487,048    (1,151,084)    1,335,964
 Inventory, net                      660,626     880,573    1,541,199          -        1,541,199
 Prepaid expenses and other
  current assets                      13,181        -          13,181          -           13,181
                                  ----------   ---------    ---------    ----------     ---------
   Total current assets            3,831,429   1,201,920    5,033,349    (1,151,084)    3,882,265

Property and equipment, net          307,262      34,925      342,187          -          342,187
                                  ----------   ---------    ---------    ----------     ---------
                                  $4,138,691   1,236,845    5,375,536    (1,151,084)    4,224,452
                                  ==========   =========    =========    ==========     =========

     Liabilities and Member's Equity

Current liabilities:
 Accounts payable and accrued
  expenses                        $  678,924      91,745      770,669          -          770,669
 Due to related parties                 -      1,218,386    1,218,386    (1,151,084)       67,302
 Notes payable, current portion      135,681      14,716      150,397          -          150,397
 Revolving line of credit          1,045,669        -       1,045,669          -        1,045,669
                                  ----------   ---------    ---------    ----------     ---------
   Total current liabilities       1,860,274   1,324,847    3,185,121    (1,151,084)    2,034,037

Notes payable, less current
 portion                           1,312,195     104,639    1,416,834          -        1,416,834
                                  ----------   ---------    ---------    ----------     ---------
   Total liabilities               3,172,469   1,429,486    4,601,955    (1,151,084)    3,450,871

Member's equity                      966,222    (192,641)     773,581          -          773,581
                                  ----------   ---------    ---------    ----------     ---------
                                  $4,138,691   1,236,845    5,375,536    (1,151,084)    4,224,452
                                  ==========   =========    =========    ==========     =========





See accompanying independent auditors' report





                                     F-12



                   OPTIMA TECHNOLOGIES, LLC AND SUBSIDIARY
          Consolidating Statement of Operations and Member's Equity
                    For the Year Ended December 31, 2006



                                                                                   Consolidated
                               Optima       HVAC         Total      Eliminations       Total
                             ----------   ---------    ---------    ------------   ------------
Revenue:
 Product                     $1,297,955   3,344,247    4,642,202         -           4,642,202
 Service                      3,237,356        -       3,237,356         -           3,237,356
                             ----------   ---------    ---------     ---------       ---------
     Total revenue            4,535,311   3,344,247    7,879,558         -           7,879,558

Cost of sales                 2,326,953   2,705,242    5,032,195         -           5,032,195
                             ----------   ---------    ---------     ---------       ---------
     Gross profit             2,208,358     639,005    2,847,363         -           2,847,363


Selling, general and
 administrative expenses      1,795,391     549,186    2,344,577         -           2,344,577
                             ----------   ---------    ---------     ---------       ---------
     Income from operations     412,967      89,819      502,786         -             502,786

Other expense:
 Interest expense              (124,523)    (21,941)    (146,464)        -            (146,464)
 Loss on disposal of
  property and equipment         (2,341)       -          (2,341)        -              (2,341)
                             ----------   ---------    ---------     ---------       ---------
     Total other expense       (126,864)    (21,941)    (148,805)        -            (148,805)
                             ----------   ---------    ---------     ---------       ---------
     Net income                 286,103      67,878      353,981         -             353,981

Member's equity, beginning
 of the year                    680,119    (260,519)     419,600         -             419,600
                             ----------   ---------    ---------     ---------       ---------
Member's equity, end of
 the year                    $  966,222    (192,641)     773,581         -             773,581
                             ==========   =========    =========     =========       =========





See accompanying independent auditors' report.









                                    F-13




                   OPTIMA TECHNOLOGIES, LLC AND SUBSIDIARY

                    Unaudited Consolidated Balance Sheet

                              March 31, 2007

          Assets

                                                      2007
                                                   ----------
Current assets:
  Cash and cash equivalents                        $  258,428
  Accounts receivable, net                            853,451
  Due from related parties                          1,095,605
  Inventory, net                                    1,540,217
  Prepaid expenses and other current assets           235,961
                                                   ----------
     Total current assets                           3,983,662

Property and equipment, net                           359,571
                                                   ----------
     Total assets                                  $4,343,233
                                                   ==========

          Liabilities and Member's Equity

Current liabilities:
  Accounts payable and accrued expenses            $  768,969
  Due to related parties                                  -
  Notes payable, current portion                      156,037
  Revolving line of credit                          1,186,298
                                                   ----------
     Total current liabilities                      2,111,304

Notes payable, less current portion                 1,406,320
                                                   ----------
     Total liabilities                              3,517,624

Member's equity                                       825,609
                                                   ----------

     Total liabilities and member's equity         $4,343,233
                                                   ==========


See accompanying notes to unaudited consolidated financial statements.








                                     F-14


                   OPTIMA TECHNOLOGIES, LLC AND SUBSIDIARY

     Unaudited Consolidated Statements of Operations and Member's Equity

                                March 31, 2007


                                                      2007
                                                   ----------

Revenue:
  Product                                          $1,489,539
  Service                                             156,376
                                                   ----------
     Total revenue                                  1,645,915

Cost of sales                                       1,119,877
                                                   ----------
     Gross profit                                     526,038
                                                   ----------
Operating expenses:
  Selling, general and administrative expenses        429,350
                                                   ----------
     Income (loss) from operations                     96,688

Other income (expense):
  Interest expense                                    (44,661)
                                                   ----------
     Total other expense, net                         (44,661)
                                                   ----------
     Net income (loss)                                 52,028

Member's equity, beginning of the year                773,581
                                                   ----------
Member's equity, end of the year                   $  825,609
                                                   ==========


See accompanying notes to unaudited consolidated financial statements.















                                    F-15



                   OPTIMA TECHNOLOGIES, LLC AND SUBSIDIARY

               Unaudited Consolidated Statements of Cash Flows

                               March 31, 2007

                                                             2007
                                                          ----------
Cash flows from operating activities:
  Net income (loss)                                       $   52,028
  Adjustments to reconcile net income (loss) to net
    cash provided by (used in) operating activities:
      Depreciation and amortization                           21,004
      Changes in operating assets and liabilities:
        Accounts receivable, net                             111,126
        Inventory, net                                           982
        Prepaid expenses and other current assets           (222,780)
        Accounts payable and accrued expenses                 (1,700)
                                                          ----------
          Net cash provided by (used in) operating
            activities                                       (39,340)
                                                          ----------

Cash flows from investing activities:
  Additions to property and equipment                        (38,388)
                                                          ----------
          Net cash used in investing activities              (38,388)
                                                          ----------
Cash flows from financing activities:
  Net proceeds from related parties                          124,921
  Proceeds from issuance of notes payable                     38,388
  Proceeds on revolving line of credit                       140,629
  Payments made on notes payable                               4,874
                                                          ----------
          Net cash provided by financing activities          308,812
                                                          ----------
Net (decrease) increase in cash and cash equivalents         231,084

Cash and cash equivalents, beginning of year                  27,344
                                                          ----------
Cash and cash equivalents, end of year                    $  258,428
                                                          ==========
Supplemental cash flow disclosure information:
  Interest paid                                           $   44,661
                                                          ==========


See accompanying notes to unaudited consolidated financial statements.





                                     F-16



                   OPTIMA TECHNOLOGIES, LLC AND SUBSIDIARY
            Notes to Unaudited Consolidated Financial Statements
                                March 31, 2007

(1)  Summary of Significant Accounting Policies

(a)  Organization and Basis of Presentation

The consolidated financial statements include the operations and accounts of Optima Technologies, LLC (Optima), and its wholly-owned subsidiary, Optima HVAC, LLC (HVAC) (together the Company). All intercompany accounts and transactions have been eliminated.

Optima is incorporated under the laws of the State of Nevada. The Company was formerly known as Superior Imaging Products, Inc. d/b/a Optima Technologies, Corporation (Superior Imaging) and was incorporated in 1994, under the laws of the State of Florida. In January 2000, Superior Imaging merged into Optima with Optima becoming the surviving entity of the merger. Optima manufactures, remanufactures and distributes toner cartridges and provides printer maintenance and repair services. Optima maintains offices in Florida.

HVAC is a limited liability company, organized under the laws of the State of Florida on November 5, 2003, that distributes heating and air conditioning equipment. HVAC has partnered with Heil Heating and Cooling Products to be one of their exclusive Florida distributors.

The accompanying unaudited consolidated financial statements reflect all adjustments, consisting only of normal recurring adjustments, which in the opinion of management are necessary to state fairly the financial position and the results of operations for the interim periods. Results of interim periods are not necessarily indicative of results for the entire year. These unaudited consolidated financial statements should be read in conjunction with the Company's audited consolidated financial statements for the year ended December 31, 2006.

(b)  Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

(c)  Cash and Cash Equivalents

For the purposes of reporting cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of 90 days or less to be cash equivalents. At times, such investments may be in excess of the Federal Deposit Insurance Corporation (FDIC) insurance limit.

(d)  Allowance for Doubtful Accounts

Management provides for an allowance for doubtful customer accounts, on a specifically identified basis, as well as through historical experience applied to an aging of accounts. Accounts receivable are written off when deemed uncollectible.


                                     F-17



                   OPTIMA TECHNOLOGIES, LLC AND SUBSIDIARY
       Notes to Unaudited Consolidated Financial Statements - Continued
                                March 31, 2007

(1)  Summary of Significant Accounting Policies - Continued

(e)  Inventory

Inventory consists primarily of toner cartridges, service parts and heating and air conditioning equipment and is stated at the lower of cost or market determined by the first-in, first-out (FIFO) method.

(f)  Property and Equipment

Property and equipment are stated at cost. Expenditures for repairs and maintenance are expensed as incurred. Depreciation is calculated using the straight-line method over the useful lives of the assets. Leasehold improvements are amortized over the lesser of the lease term or estimated useful life of the improvements.

(g)  Revenue and Cost Recognition

The Company generates revenue from manufacturing, remanufacturing, distribution, and servicing of components related to laser printers, inkjets and computer systems. The Company also generates revenue from sales of heating and air conditioning equipment.

Manufacturing and distribution revenue is recognized upon delivery of the products when there is persuasive evidence of an arrangement, the fee is fixed or determinable and collection of the fee is probable. Generally, these criteria are met at the time the product is shipped.

Contract revenue is deferred and recognized ratably over the term of the maintenance arrangement, which is typically one year.

Service revenues are recognized as repairs are performed.

(h)  Income Taxes

Effective November 24, 1999, the Company elected to be treated as an S corporation. As a result, income and losses of the Company are passed through to its member for federal income tax purposes. Accordingly, the accompanying consolidated financial statements do not include a provision for income taxes.

(i)  Variable Interest Entities

(FIN 46(R)), Consolidation of Variable Interest Entities, requires that if an enterprise is the primary beneficiary of a variable interest entity, the assets, liabilities, and results of operations of the variable interest entity should be included in the consolidated financial statements of the enterprise. FIN 46(R) also requires certain disclosures of variable interest entities when an enterprise is not the primary beneficiary. The Company has determined that there are no variable interest entities for which the Company is the primary beneficiary. Accordingly, adjustments and disclosures that are required under FIN 46(R) have no impact to the accompanying consolidated financial statements.

                                     F-18


                   OPTIMA TECHNOLOGIES, LLC AND SUBSIDIARY
       Notes to Unaudited Consolidated Financial Statements - Continued
                              March 31, 2007

(2)  Advertising Costs

Advertising costs are expensed as incurred. Advertising expense for the quarter ended March 31, 2007 was approximately $4,739.

(3)  Accounts Receivable, Net

Accounts receivable, net consists of the following as of March 31, 2007:

                                                      2007
                                                   ----------
     Accounts receivable                           $  894,451
     Allowance for doubtful accounts                  (41,000)
                                                   ----------
       Accounts receivable, net                    $  853,451
                                                   ==========

(4)  Inventory, Net

Inventory, net consists of the following as of March 31, 2007:

                                                      2007
                                                   ----------
     Inventory                                     $1,590,217
     Allowance for obsolete inventory                 (50,000)
                                                   ----------
       Inventory, net                              $1,540,217
                                                   ==========

(5)  Property and Equipment, Net

Property and equipment, net consists of the following at March 31, 2007:

                                                      2007
                                                   ----------
     Leasehold improvements                        $  128,039
     Furniture and fixtures                            85,633
     Vehicles                                         578,012
     Equipment                                        495,134
     Other property and equipment                      53,959
                                                   ----------
                                                    1,340,777
     Less accumulated depreciation and
      amortization                                   (981,206)
                                                   ----------
          Property and equipment, net              $  359,571
                                                   ==========

Depreciation and amortization expense for the quarter ended March 31, 2007 totaled $21,004.

                                     F-19



                   OPTIMA TECHNOLOGIES, LLC AND SUBSIDIARY
       Notes to Unaudited Consolidated Financial Statements - Continued
                              March 31, 2007

(6)  Notes Payable

Notes payable consists of the following at March 31, 2007:

                                                      2007
                                                   ----------
Note payable, monthly principal and interest
 payments of $3,195 at 4% per annum, with a
 maturity date of February 20, 2033, secured
 by real estate properties owned by a related
 party.                                            $  607,849

Note payable, monthly principal and interest
 payments of $1,764 at 2.9% per annum, with a
 maturity date of June 21, 2035, secured by
 real estate properties owned by a related party.     406,335

Note payable, monthly principal and interest
 payments of $403 at 2.9% per annum, with a
 maturity date of June 21, 2035, secured by
 real estate properties owned by a related party.      92,719

Unsecured note payable, monthly principal of
 $7,422 plus interest at 2.75% over the
 applicable LIBOR rate (8.08% at December 31,
 2006), due December 27, 2010.                        333,986

Various notes payable, monthly principal and
 interest payments totaling $4,419 at rates
 ranging from 5.99% to 7.99% per annum, due
 at with various maturity dates through
 October 2010, secured by purchased vehicles.         121,468
                                                   ----------
                                                    1,562,357

     Less current portion                            (156,037)
                                                   ----------
                                                   $1,406,320
                                                   ==========












                                     F-20



                   OPTIMA TECHNOLOGIES, LLC AND SUBSIDIARY
        Notes to Unaudited Consolidated Financial Statements - Continued
                              March 31, 2007

(6)  Notes Payable - Continued

At March 31, 2007, the Company's notes payable are scheduled to mature as follows:

           Year Ending
           December 31,              Amount
           ------------             --------

              2007                  $156,037
              2008                   147,017
              2009                   134,721
              2010                   124,756
              2011                    28,439
            Thereafter               981,901
                                    ========

(7)  Line of Credit

During 2006, the Company renegotiated its revolving line of credit (the Line) which increased the Line from $1,100,000 to $1,200,000. Interest is payable monthly at 2.75% plus one-month LIBOR (8.04% as of March 31, 2007). The Line is collateralized by all assets of the Company and matures on October 31, 2007. The outstanding borrowings were $1,186,298 as of March 31, 2007. The Line is subject to certain debt covenants. As of March 31, 2007, the Company was in compliance or had obtained waivers for all debt covenants.

(8)  Related Party Transactions

The Company had balances due from affiliated entities totaling $1,095,605 as of March 31, 2007. This balance, which is non-interest bearing, is due upon demand.

(9)  Operating Lease

The Company is presently leasing office space in Orlando, Florida under an operating lease agreement. The Company exercised its option to extend the lease for a two-year period through July 2008 with an option to extend for an additional two years.

Minimum future rental payments under the operating lease as of March 31, 2007 are as follows:

                    2007       $  22,500
                    2008          17,500
                               ---------
                               $  47,500
                               =========

                                     F-21




                   OPTIMA TECHNOLOGIES, LLC AND SUBSIDIARY
        Notes to Unaudited Consolidated Financial Statements - Continued
                              March 31, 2007

(10) Employee Benefit Plan

The Company maintains a salary deferral 401(k) plan. Employees are eligible for enrollment in the plan after one year of service and attainment of age
21. There were no employer contributions to the plan for the quarter ended March 31, 2007.

(11) Subsequent Event

On April 1, 2007, Optima sold its retail cartridge and service business, including its service vehicles, to American TonerServ, Corp. The purchase price was $2,550,000 plus the aggregate book value of the related vehicle loans assumed by American TonerServ, Corp.


































                                     F-22






























                           SUPPLEMENTAL INFORMATION


























                                      F-23



                           AMERICAN TONERSERV CORP.
        UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma combined condensed financial statements are based on the historical financial statements of American TonerServ Corp. and Optima Technologies, LLC Carve Out Segment described below, after giving effect to the merger of American TonerServ Corp. and Optima Technologies, LLC Carve Out Segment using the purchase method of accounting. American TonerServ Corp. is designated as the acquiror for accounting purposes, and the purchase of certain assets of Optima Technologies, LLC Carve Out Segment by adjusting for the removal of the assets and liabilities not being acquired by American TonerServ Corp. and the other assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined condensed financial statements. The acquisition was completed on April 1, 2007.

The historical financial information set forth below for American TonerServ Corp. and Optima Technologies, LLC Carve Out Segment has been derived from the historical audited financial statements included in the American TonerServ Corp.'s Form 10-KSB for the year ended December 31, 2006, Form 10-QSB for the quarter ended March 31, 2007 and the amendment to the Form 8-K dated April 1, 2007 filed on June 15, 2007, respectively. The historical financial information set forth below for Optima Technologies, LLC was derived from the unaudited financial statements of Optima Technologies, LLC Carve Out Segment, which have been prepared on the same basis as the audited financial statements and, in the opinion of management, reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of such data. There were no transactions within the combined group. Accordingly, no amounts were required to be eliminated in the combination. The unaudited pro forma combined condensed statement of operations for the year ended December 31, 2006 is presented to give effect to the merger of American TonerServ Corp. and the acquisition of certain assets of Optima Technologies, LLC as if the acquisitions occurred on January 1, 2006. The unaudited pro forma combined condensed balance sheet as of March 31, 2007 is presented to give effect to the merger of American TonerServ Corp. and certain assets of Optima Technologies, LLC as if the acquisition occurred on March 31, 2007. The unaudited pro forma combined condensed statement of operations for the quarter ended March 31, 2007 is presented to give effect to the merger of American TonerServ Corp. and the acquisition of certain assets of Optima Technologies, LLC as if the acquisitions occurred on January 1, 2007.

Because these unaudited pro forma combined condensed financial statements have been prepared based on preliminary estimates of fair values and do not include liabilities, if any, which are not presently estimable, the actual amounts recorded may differ materially from the information presented in these unaudited pro forma combined condensed financial statements.

The unaudited pro forma information is not intended to represent or be indicative of the combined results of operations or financial condition of American TonerServ Corp. that would have been reported had the acquisitions described above been completed as of the date presented, and should not be taken as representative of the future combined results of operations or financial position of American TonerServ Corp. The unaudited pro forma combined condensed financial statements should be read in conjunction with the historical financial statements and related notes of American TonerServ Corp. contained in the American TonerServ Corp. Form 10-KSB for the year ended December 31, 2006.

                                     F-24



                   OPTIMA TECHNOLOGIES, LLC AND SUBSIDIARY
                    Unaudited Consolidating Balance Sheet
                           As of March 31, 2007




     Assets

                                                                          Elimi-         Consoli-
                                    Optima       HVAC         Total       nations       dated Total
                                  ----------   ---------    ---------    ----------     -----------
Current assets:
 Cash and cash equivalents        $  210,228      48,200      258,428          -          258,428
 Accounts receivable, net            480,293     373,158      853,451          -          853,451
 Due from related parties          2,571,128        -       1,475,523    (1,475,523)    1,095,605
 Inventory, net                      549,588     990,629    1,540,217          -        1,540,217
 Prepaid expenses and other
  current assets                     235,961        -         235,961          -          235,961
                                  ----------   ---------    ---------    ----------     ---------
   Total current assets            4,047,198   1,411,987    4,363,579    (1,475,523)    2,983,662

Property and equipment, net          323,168      36,403      359,571          -          359,571
                                  ----------   ---------    ---------    ----------     ---------
                                  $4,370,366   1,448,390    4,723,150    (1,475,523)    4,343,233
                                  ==========   =========    =========    ==========     =========

     Liabilities and Member's Equity

Current liabilities:
 Accounts payable and accrued
  expenses                        $  568,271     200,698      768,969          -          768,969
 Due to related parties                 -      1,475,523    1,475,523    (1,475,523)         -
 Notes payable, current portion      156,037        -           -              -          156,037
 Revolving line of credit          1,186,298        -       1,186,298          -        1,186,298
                                  ----------   ---------    ---------    ----------     ---------
   Total current liabilities       1,910,606   1,676,221    3,430,790    (1,475,523)    2,111,304

Notes payable, less current
 portion                           1,289,694     116,626    1,406,320           -       1,406,320
                                  ----------   ---------    ---------    ----------     ---------
   Total liabilities               3,200,300   1,792,847    3,897,543    (1,475,523)    3,517,624

Member's equity                    1,170,066    (344,457)     825,609          -          825,609
                                  ----------   ---------    ---------    ----------     ---------
                                  $4,370,366   1,448,390    4,723,150    (1,475,523)    4,343,233
                                  ==========   =========    =========    ==========     =========











                                     F-25



                   OPTIMA TECHNOLOGIES, LLC AND SUBSIDIARY
     Unaudited Consolidating Statement of Operations and Member's Equity
                    For the Quarter Ended March 31, 2007



                                                                                  Consolidated
                               Optima        HVAC         Total      Eliminations     Total
                             ----------   ---------    ---------    ------------   ------------
Revenue:
 Product                     $  919,438     570,101    1,489,539         -           1,489,539
 Service                        156,376        -         156,376         -             156,376
                             ----------   ---------    ---------     ---------       ---------
     Total revenue            1,075,814     570,101    1,645,915         -           1,645,915

Cost of sales                   594,644     525,232    1,119,877         -           1,119,877
                             ----------   ---------    ---------     ---------       ---------
     Gross profit               481,170      44,868      526,038         -             526,038


Selling, general and
 administrative expenses        346,195      83,155      429,350         -             429,350
                             ----------   ---------    ---------     ---------       ---------
     Income from operations     134,975     (38,287)      96,688         -              96,688

Other expense:
 Interest expense                  -        (44,661)     (44,661)        -             (44,661)
                              ----------   ---------    ---------     ---------       ---------
     Total other expense           -        (44,661)     (44,661)        -             (44,661)
                             ----------   ---------    ---------     ---------       ---------
     Net income                 134,975     (82,947)      52,028         -              52,028

Member's equity, beginning
 of the year                    966,222    (192,641)     773,581         -             773,581
                             ----------   ---------    ---------     ---------       ---------
Member's equity, end of
 the year                    $1,170,066    (344,457)     825,609         -             825,609
                             ==========   =========    =========     =========       =========





















                                     F-26







                                  AMERICAN TONERSERV CORP.
                UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                            For the Year Ended December 31, 2006

                                                                    Optima
                                                                 Technologies,
                                                   American           LLC                          Pro Forma
                                                  TonerServ        Carve Out                       American
                                                     Corp.          Segment       Pro-Forma        TonerServ
                                                  Historical       Historical     Adjustments         Corp.
                                                  ------------   --------------   -----------      ------------
Revenues:
 Product                                          $   267,784      $3,116,453     $      -         $ 3,384,237
 Service                                              188,649         505,273            -             693,922
                                                   -----------      ----------     -----------      -----------
Total revenues                                        456,433       3,621,726            -           4,078,159
                                                  -----------      ----------     -----------      -----------

Cost of sales:
 Product                                              171,229       1,869,372            -           2,040,601
 Service                                               90,873         354,598            -             445,471
                                                   -----------      ----------     -----------      -----------
Total cost of sales                                   262,102       2,223,970            -           2,486,072
                                                  -----------      ----------     -----------      -----------
Gross profit                                          194,331       1,397,756            -           1,592,087
                                                  -----------      ----------     -----------      -----------
Operating Expenses:
 Salaries and wages                                   580,560          65,899            -             646,459
 Professional fees and services                       982,493            -            522,429  (f)   1,504,922
 Sales and marketing                                   87,990         132,002            -             219,992
 General and administrative                           250,648         143,207         335,156  (g)     729,011
                                                  -----------      ----------     -----------      -----------
Total operating expenses                            1,901,691         341,108         857,585        3,100,384
                                                  -----------      ----------     -----------      -----------
Loss from operations                               (1,707,360)      1,056,648        (857,585)      (1,508,297)

Other income (expense):
 Fair value of convertible debt                      (154,166)           -               -            (154,166)
 Interest expense                                     (75,162)           -           (144,471) (g)    (219,633)
 Change in fair value of warrant liabilities          (35,000)           -               -             (35,000)
 Gain on claims settlements                            37,819            -               -              37,819
                                                  -----------      ----------     -----------      -----------
Net (loss) income                                 $(1,933,869)     $1,056,648     $(1,002,056)     $(1,879,277)
                                                  ===========      ==========     ===========      ===========

   Net Loss per share:
     Basic and diluted                            $      0.08                                      $      0.08
                                                  ===========                                      ===========

   Weighted average number of shares outstanding:
     Basic and diluted                             11,359,337                                       11,359,337
                                                  ===========                                      ===========


See accompanying Notes to Pro Forma Combined Condensed Financial Statement











                                       F-27




                          AMERICAN TONERSERV CORP.
            UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                               March 31, 2007


                                                                    Optima
                                                                 Technologies,
                                                   American           LLC                          Pro Forma
                                                  TonerServ        Carve Out                       American
                                                     Corp.          Segment       Pro-Forma        TonerServ
                                                  Historical       Historical     Adjustments         Corp.
                                                  ------------   --------------   -----------      ------------
ASSETS
Current assets:
 Cash and cash equivalents                        $    965,258     $    -          $ (750,000) (i) $    215,258
 Accounts receivables, net of doubtful
  accounts $12,615                                     152,595        85,144          (85,144) (a)      152,595
 Prepaid expenses and other current assets              24,155          -                -               24,155
 Inventory                                                -           18,356           22,435  (b)       40,791
 Deferred compensation                                 180,780          -                -              180,780
                                                  ------------     ---------      -----------      ------------
     Total current assets                            1,322,788       103,500         (812,709)          613,579

Customer lists, net                                    869,729          -           2,173,000  (b)    3,042,729
Goodwill                                                  -             -             303,861  (b)      303,861
Noncompete covenant                                       -             -              10,000  (b)       10,000
Property and equipment, net                             25,653        90,401           (6,076) (b)      109,978
Deferred acquisition costs    	                          93,288          -             (93,288) (j)         -
Deposits                                                 7,110          -                -                7,110
                                                  ------------     ---------      -----------      ------------
     Total assets                                 $  2,318,568     $ 193,901      $ 1,574,788      $  4,087,257
                                                  ============     =========      ===========      ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable and accrued expenses            $    525,620     $    -          $   29,712  (j) $    555,332
 Acquisition note payable - current portion
 Note payable - current portion
  (net of unamortized discount of $59,145)             132,442          -             625,000  (d)      757,442
 Convertible notes payable - current portion
  (net of unamortized discount of $14,001)             195,855          -                -              195,855
 Deferred revenue                                          499        93,866          (93,866) (c)          499
                                                  ------------     ---------      -----------      ------------
     Total current liabilities                         854,416        93,866          560,846         1,509,128
                                                  ------------     ---------      -----------      ------------

Long-term liabilities:
 Notes payable (net) of unamortized discount of
  $159,383)                                            280,027        76,285          748,911  (d)    1,105,223
 Convertible notes payable, related parties            375,000          -                -              375,000
 Convertible notes payable (net of unamortized
  discount of $3,500)                                  417,724          -             300,000  (d)      717,724
 Warrant liabilities                                    47,720          -                -               47,720
                                                  ------------     ---------      -----------      ------------
     Total long-term liabilities                     1,120,471        76,285        1,048,911         2,245,667
                                                  ------------     ---------      -----------      ------------
     Total liabilities                               1,974,887       170,151        1,609,757         3,754,795
                                                  ------------     ---------      -----------      ------------
Commitments and contingencies

Stockholders' equity:
 Convertible preferred stock, $.001 par value;
  Series C authorized shares; 1,680,633 shares
  outstanding (liquidation preference of
  $1,680,633)                                            1,680          -                -                1,680
 Common stock; $.001 par value, 450,000,000 shares
  23,614,010 shares issued and outstanding              23,614          -                -               23,614
 Members equity                                           -           23,750          (23,750) (h)         -
 Additional paid-in capital                         14,034,067          -            (545,438) (h)   13,488,629
  Accumulated deficit                              (13,715,680)         -             534,219  (h)  (13,181,461)

                                                  ------------     ---------      -----------      ------------
     Total stockholders' equity                        343,681        23,750          (34,969)          332,462
                                                  ------------     ---------      -----------      ------------
     Total Liabilities and Stockholders'
       Equity                                     $  2,318,568     $ 193,901      $ 1,574,788      $  4,087,257
                                                  ============     =========      ===========      ============

See accompanying Notes to Pro Forma Combined Condensed Financial Statement

                                          F-28



                          AMERICAN TONERSERV CORP.
        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                    For the Quarter Ended March 31, 2007



                                                                    Optima
                                                                 Technologies,
                                                   American           LLC                          Pro Forma
                                                  TonerServ        Carve Out                       American
                                                     Corp.          Segment       Pro-Forma        TonerServ
                                                  Historical       Historical     Adjustments         Corp.
                                                  ------------   --------------   -----------      ------------
Revenues:
 Product                                              369,784         714,608            -           1,084,392
 Service                                               20,784         127,595            -             148,379
                                                  -----------      ----------     -----------      -----------
Total revenues                                        390,568         842,203            -           1,232,771
                                                  -----------      ----------     -----------      -----------

Cost of sales:
 Service                                               16,849         105,597            -             122,446
 Product                                              215,964         379,646            -             595,610
                                                  -----------      ----------     -----------      -----------
Total cost of sales                                   232,813         485,243            -             718,056
                                                  -----------      ----------     -----------      -----------
Gross profit                                          157,755         356,960            -             514,715
                                                  -----------      ----------     -----------      -----------
Operating Expenses:
 Salaries and wages                                   308,864          32,370            -             341,234
 Professional fees and services                       511,899            -            130,607  (f)     642,506
 Sales and marketing                                  150,021          29,115            -             179,136
 General and administrative                           112,487          32,647          83,789  (g)     228,923
                                                  -----------      ----------     -----------      -----------
Total operating expenses                            1,083,271          94,132         214,396        1,391,799
                                                  -----------      ----------     -----------      -----------
(Loss) gain from operations                          (925,516)        262,828        (214,396)        (877,083)

Other income (expense):
 Fair value of convertible debt                       (12,500)           -               -             (12,500)
 Interest expense                                     (32,557)           -            (36,118) (g)     (68,675)
 Change in fair value of warrant liabilities              107            -               -                 107
 Gain on claims settlements                             1,301            -               -               1,301
                                                  -----------      ----------     -----------      -----------
Net (loss) income                                 $  (969,165)     $  262,828     $  (250,514)     $  (956,850)
                                                  ===========      ==========     ===========      ===========

   Net Loss per share:
     Basic and diluted                            $     (0.04)                                     $     (0.04)
                                                  ===========                                      ===========

   Weighted average number of shares outstanding:
     Basic and diluted                             22,942,061                                       22,942,061
                                                  ===========                                      ===========










See accompanying Notes to Pro Forma Combined Condensed Financial Statements.

                                                       F-29





                            AMERICAN TONERSERV CORP.
       NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
      For the Year Ended December 31, 2006 and Quarter Ended March 31, 2007

1.   BASIS OF PRESENTATION

The accompanying unaudited pro forma combined condensed balance sheet of American TonerServ Corp. ("the Company") at March 31, 2007 assumes the acquisitions of American TonerServ Corp. and certain assets of Optima Technologies, LLC were completed at March 31, 2007. The pro forma combined condensed results of operations for the year ended December 31, 2006 and March 31, 2007 of the Company assumes the acquisition of Optima Technologies, LLC and certain assets of Optima Technologies, LLC were completed as of January 1, 2006 and January 1, 2007, respectively. These unaudited pro forma combined condensed financial statements are based upon the historical financial statements of Optima Technologies, LLC and the unaudited financial statements of Optima Technologies, LLC Carve Out Segment after considering the effect of the adjustments described in these footnotes. American TonerServ Corp. has been designated as the acquirer for accounting purposes.

The accompanying unaudited pro forma combined condensed financial statements do not give effect to any cost savings, revenue synergies or restructuring costs which may result from the integration of Optima Technologies, LLC operations and certain assets of Optima Technologies, LLC. Further, actual results may be different from these unaudited pro forma combined financial statements.

2.   THE ACQUISITION

On April 1, 2007, American TonerServ Corp. (the "Company") entered into an Asset Purchase Agreement ("Agreement") with Optima Technologies, LLC, a Delaware limited liability company and a newly formed, wholly-owned subsidiary of the Company ("Subsidiary"), Optima Technologies, L.L.C., a Nevada limited liability company ("Optima"), and Steven R. Jensen, who owns all of the membership interests in Optima relating to the purchase of certain assets of Optima's printer business.

The purchase price for the acquisition consisted of $750,000 in cash and $1,800,000 in the form of three promissory notes. The Subsidiary also assumed certain liabilities of Optima of approximately $76,825 and the obligations of Optima under certain contracts. One of the promissory notes (the "Secured Note") in the amount of $250,000 bears interest at the rate of 7% per annum and is due within 105 days after the closing date. The Secured
Note is secured by the assets purchased in the transaction. The note has been discounted 8% for a combined imputed interest rate of 15%. The discount will be amortized over the term of the note.

One of the promissory notes (the "Contingent Note") is in the amount of $1,250,000 and bears interest at the rate of 7% per annum. The Contingent
Note is subject to adjustment as described below. The Contingent Note is payable in thirty equal monthly installments of principal and interest, commencing on May 1, 2007. The note has been discounted 8% for a combined imputed interest rate of 15%. The discount will be amortized over the term of the note.

                                     F-30


                            AMERICAN TONERSERV CORP.
       NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
      For the Year Ended December 31, 2006 and Quarter Ended March 31, 2007
                                  (Continued)

The principal amount of the Contingent Note shall be adjusted in the event that the gross profit (as defined in the Agreement) of the printer business is higher or lower than levels specified in the agreement and Contingent Note. If such gross profit during the 18 month period exceeds $3,018,750, the Contingent Note will be increased by 50% of the amount that gross profit exceeds that amount. If such gross profit is less than $2,231,250, the Contingent Note will be decreased by the amount that the gross profit is below $2,231,250. If the gross profit is between $2,231,250 and $3,018,750, no adjustment will be made.

One of the promissory notes (the "Convertible Note"), in the amount of $300,000, has a maturity date two years after the closing date. On the maturity date, the Convertible Note will automatically be converted into the number of shares of the Company's common stock that is equal to the quotient obtained by dividing (i) the aggregate outstanding principal balance due on the Convertible Note, by (ii) the greater of (A) $0.50 per share, or (B) the average of the closing bid and asked prices of the common stock quoted in the over-the-counter market in which the common stock is traded for the five (5) trading days prior to the closing date and the five trading days on and after the closing date. This note is interest free and has been discounted for an imputed interest rate of 15%. The discount will be amortized over the term of the note.

In connection with the closing of the acquisition, the Subsidiary entered into a Management Agreement with Optima and Steven R. Jensen that provides that Optima will serve as the manager of the Subsidiary for a period of thirty months, with an option for the Subsidiary to extend the agreement for an additional eighteen months. The Management Agreement provides for an annual management fee of $522,429 to be paid to Steven R. Jensen by in consideration for certain services, including, without limitation, support staff, master software license, and office and warehouse facilities. The management fee will be adjusted annually to reflect a cost of living increase, and periodically to reflect changes in personnel.

3.   PRO FORMA ADJUSTMENTS

     (a) Represents the assets of Optima Technologies, LLC Carve Out Segment that were not acquired by American TonerServ Corp. as part of the asset purchase agreement.

     (b) Represents the fair value of the assets of Optima Technologies, LLC that were acquired by American TonerServ Corp. The property and equipment acquired will be depreciated between two and five years. The customer list will be amortized over seven years.

     (c) Represents the liabilities of Optima Technologies, LLC Carve Out Segment that were not assumed by American TonerServ Corp. as part of the asset purchase agreement.


                                    F-31


                            AMERICAN TONERSERV CORP.
       NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
      For the Year Ended December 31, 2006 and Quarter Ended March 31, 2007
                                 (Continued)


     (d)  Represents the seller notes related to the purchase of the assets.

     (e) Represents the estimated additional paid in capital as a result of the purchase of certain assets of Optima Technologies, LLC.

     (f) Represents the management fee as defined in the management agreement entered into on the date of purchase between Optima Technologies, LLC and seller. The annual fee is $522,429. The management fee for the first quarter ending March 31, 2007 is $130,607.

     (g) Represents amortization expense, depreciation expense, interest expense of and amortization of discount on the notes payable.

     (h) Represents the removal of equity as it was not a component of the purchase.

     (i)  Represents the cash paid to seller at close of $750,000.

     (j)  Represents the direct costs incurred related to the acquisition.























                                    F-32